Exhibit 10.1
FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of December 11, 2015 (the “Fourth Amendment Date”), is by and among CTI BIOPHARMA CORP., a Washington corporation formerly known as, CELL THERAPEUTICS, INC., (“CTI”), and SYSTEMS MEDICINE LLC, a Delaware limited liability company (“Systems Medicine”; CTI and Systems Medicine are hereinafter referred to individually and collectively, jointly and severally, as “Borrower”), HERCULES TECHNOLOGY GROWTH CAPITAL INC., a Maryland corporation (“HTGC”), in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”), the Lenders otherwise a party hereto from time to time including HTGC in its capacity as a Lender and assignee of HERCULES CAPITAL FUNDING TRUST 2012-1, and HERCULES CAPITAL FUNDING TRUST 2014 (“2014 Trust”), assignee of HERCULES CAPITAL FUNDING 2014-1 LLC, assignee of HTGC (2014 Trust and HTGC collectively, referred to as, “Lender”).
WHEREAS, Borrower and Lender are parties to a certain Loan and Security Agreement, dated as of March 26, 2013, as amended by a certain First Amendment to the Loan and Security Agreement, dated as of March 25, 2014, as amended by a certain Second Amendment to the Loan and Security Agreement, dated as of October 22, 2014, and as further amended by a certain Third Amendment to Loan and Security Agreement, dated as of June 9, 2015 (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”); and
WHEREAS, in accordance with Section 11.3 of the Loan Agreement, Borrower and Lender desire to amend the Loan Agreement as provided herein.
NOW THEREFORE, in consideration of the mutual agreements contained in the Loan Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Defined Terms. Terms not otherwise defined herein which are defined in the Loan Agreement shall have the same respective meanings herein as therein.
2.    Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, as of the Fourth Amendment Date, the Loan Agreement is hereby amended as follows:
(a)    The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 1.1 thereof:
“FDA” shall mean the United States Food and Drug Administration, and any successor thereto.
“Fourth Amendment Date” means December 11, 2015.
“Fourth Amendment Facility Charge” means Fifty Thousand Dollars ($50,000.00).
“Pacritinib NDA” is defined in the definition of 2015 Milestone Event No. 2.

“PDUFA Date” means the date by which the FDA will review the Pacritinib NDA and render a decision thereon.
(b)    The following term and its respective definition set forth in Section 1.1 of the Loan Agreement is amended in its entirety and replaced with the following:
“2015 Milestone Event No. 2” means Borrower has achieved the 2015 Milestone Event No. 1 and receipt by Lender of evidence satisfactory to Lender in its sole and absolute discretion, after the Fourth Amendment Date, but on or before March 31, 2016, that (i) Borrower has submitted to the FDA the fully completed new drug application for Borrower’s Pacritinib product (the “Pacritinib NDA”), and (ii) the FDA has confirmed in writing acceptance of the Pacritinib NDA.
(c)    The definition of “2015 Draw Period” set forth in Section 1.1 of the Loan Agreement is deleted in its entirety.
(d)    The second sentence of Section 2.1.2(a) of the Loan Agreement (Advances) is hereby amended in its entirety and replaced with the following:
Subject to the terms and conditions of this Agreement, on the Fourth Amendment Date, Borrower shall request and Lender will make, in an amount not to exceed its respective Term Commitment, one (1) additional 2015 Term Loan Advance in an amount of Five Million Dollars ($5,000,000.00) (the “2015 Term B Loan Advance”).
(e)    The first sentence of Section 2.1.2(b) of the Loan Agreement (Advance Request) is hereby amended in its entirety and replaced with the following:
To obtain a 2015 Term Loan Advance, Borrower shall complete, sign and deliver to Lender an Advance Request.
(f)    Section 2.1.2(d) of the Loan Agreement (Payment) is hereby amended in its entirety and replaced with the following:
(d) Payment. Borrower will pay interest on each 2015 Term Loan Advance on the first (1st) business day of each month, beginning the month after the Advance Date. Commencing on the 2015 Amortization Date, and continuing on the first (1st) business day of each month thereafter, until the Secured Obligations are repaid, Borrower shall repay the aggregate principal balance of 2015 Term Loan Advances that are outstanding on the day immediately preceding the 2015 Amortization Date in equal monthly installments of principal and interest (mortgage style) based upon an amortization schedule equal to thirty-six (36) consecutive months. The entire remaining principal balance of the 2015 Term Loan Advances and all accrued but unpaid interest thereon, and all other Secured Obligations then outstanding with respect to the 2015 Term Loan Advances, shall be due and payable on 2015 Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under each 2015 Term Loan Advance and (ii) documented out-

of-pocket legal fees and costs incurred by Lender in connection with Section 11.11. Once repaid, a 2015 Term Loan Advance or any portion thereof may not be reborrowed.
3.    Conditions to Effectiveness. Lender and Borrower agree that this Amendment shall become effective upon the satisfaction of the following conditions precedent, each in form and substance satisfactory to Lender:
(a)    Lender shall have received a fully-executed counterpart of this Amendment signed by Borrower;
(b)    Borrower shall have paid to Lender, for the account of Lender, the Fourth Amendment Facility Charge which shall be deemed earned on the effective date of this Amendment; and
(c)    Lender shall have received payment for all reasonable and documented out-of-pocket fees and expenses incurred by Lender in connection with this Amendment, including, but not limited to, all legal fees and expenses, payable pursuant to Section 11.11 of the Loan Agreement.
4.    Representations and Warranties. The Borrower hereby represents and warrants to Lender as follows:
(a)    Representations and Warranties in the Agreement. The representations and warranties of Borrower set forth in Section 5 of the Loan Agreement are true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.
(b)    Authority, Etc. The execution and delivery by Borrower of this Amendment and the performance by Borrower of all of its agreements and obligations under the Loan Agreement and the other Loan Documents, as amended hereby, are within the corporate or limited liability company authority, as applicable, of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower. With respect to Borrower, the execution and delivery by Borrower of this Amendment does not and will not require any registration with, consent or approval of, or notice to any Person (including any governmental authority).
(c)    Enforceability of Obligations. This Amendment, the Loan Agreement and the other Loan Documents, as amended hereby, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, general equitable principles or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
(d)    No Default. Immediately after giving effect to this Amendment (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default, and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

(e)    Event of Default. By its signature below, Borrower hereby agrees that it shall constitute an Event of Default if any representation or warranty made herein should be false or misleading in any material respect when made.
5.    Reaffirmations. Except as expressly provided in this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. Nothing contained in this Amendment shall in any way prejudice, impair or effect any rights or remedies of Lender under the Loan Agreement and the other Loan Documents. Except as specifically amended hereby, Borrower hereby ratifies, confirms, and reaffirms all covenants contained in the Loan Agreement and the other Loan Documents. The Loan Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the Loan Agreement or any other Loan Document shall hereafter refer to the Loan Agreement or such other Loan Document as amended hereby.
6.    Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.
7.    Miscellaneous.
(a)    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.
(b)    The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.
(c)    This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.
(d)    Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.

[Signature Pages to Follow.]

IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this Amendment as of the day and year first above written.

BORROWER:

CTI BIOPHARMA CORP., formerly known as CELL THERAPEUTICS, INC.

Signature:	/s/ Louis A. Bianco

Print Name:	Louis A. Bianco

Title:	EVP, Finance and Administration

SYSTEMS MEDICINE LLC
By: CTI BioPharma Corp., as Sole Member

Signature:	/s/ Louis A. Bianco

Print Name:	Louis A. Bianco

Title:	EVP, Finance and Administration
Accepted in Palo Alto, California:
LENDER:
HERCULES CAPITAL FUNDING TRUST 2014-1

Signature:	/s/ Ben Bang

Print Name:	Ben Bang

Title:	Associate General Counsel
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ Ben Bang

Print Name:	Ben Bang

Title:	Associate General Counsel

AGENT:
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ Ben Bang

Print Name:	Ben Bang